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                                                                     EXHIBIT 1.1

                                8,000,000 SHARES

                              DAVID'S BRIDAL, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                    May __, 1999


DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
LEGG MASON WOOD WALKER,
INCORPORATED
As representatives of the several Underwriters
     named in Schedule I hereto
c/o  Donaldson, Lufkin & Jenrette Securities
         Corporation
     277 Park Avenue
     New York, New York 10172

Dear Sirs:

         David's Bridal, Inc., a Florida corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"), and certain stockholders of the Company named in Schedule II and Schedule III hereto (the "SELLING STOCKHOLDERS") severally propose to sell to the several Underwriters, an aggregate of 8,000,000 shares of the common stock, par value $.01 per share, of the Company (the "FIRM SHARES"), of which 1,613,000 shares are to be issued and sold by the Company and 6,387,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule II and
Schedule III hereto. The Company and the Selling Stockholders also severally propose to sell to the several Underwriters not more than an additional 1,200,000 shares of common stock, par value $.01 (the "ADDITIONAL SHARES") if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES". The





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shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Stockholders are hereinafter sometimes referred to collectively as the "SELLERS."

         SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(B) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

         SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 1,613,000 Firm Shares, (ii) each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Selling Stockholder's name in Schedule II and III hereto and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per Share of $______ (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and the Selling Stockholders agree to sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, the Additional Shares in the following manner; (i) up to 322,581 Additional Shares from the Company and (ii) after such Additional Shares have been purchased from the Company, up to 877,419 Additional Shares proportionally from each Selling Stockholder, as specified in Schedules II and III, in each case at the Purchase Price. Additional


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Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company and the Selling Stockholders, as applicable, who have agreed to sell Additional Shares within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase first from the Company, until the Company has sold all of the Additional Shares to be sold by it, and thereafter from the Selling Stockholders the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

         Each Seller hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). The Sellers are not subject to clauses (i) and (ii) above with respect to transfers for family planning purposes and with respect to transfers by the Clipper Selling Stockholders (as defined herein) to their affiliates, but only if the transferee agrees to be subject to clauses (i) and (ii) above and such transfer is not effective until the agreement to comply with clauses (i) and (ii) is executed by the transferee and a copy of such agreement is received by DLJ and by Davis Polk & Wardwell. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan and (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. The Company also agrees not to file any registration statement, other than a registration statement on Form S-8 covering common stock issuable







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pursuant to the Company's existing stock option plan, with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. In addition, each Selling Stockholder agrees that, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each Selling Stockholder, and (ii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph (subject to the exception set forth in the second sentence of this paragraph) or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

         The Company hereby confirms its engagement of DLJ as, and DLJ hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter," within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Shares. DLJ, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU." As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $2,500 on the Closing Date. The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by DLJ acting as QIU.

         SECTION 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         SECTION 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request not later than 9:00 A.M. on the second business day prior to the Closing Date or the applicable Option Closing Date (as defined below), as the



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case may be. The Shares shall be delivered by or on behalf of the Sellers to
Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in Philadelphia. The certificates representing the Shares shall be made available for inspection not later than 12:00 noon, New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on __________ , 1999 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "CLOSING DATE." The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as an "OPTION CLOSING DATE."

         The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania, and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

         SECTION 5.  Agreements of the Company.   The Company agrees with you:

                  (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or



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         changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish to you four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you in your reasonable judgment, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

                  (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, but no later than 90 days following the date of this Agreement, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                  (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser,



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         not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

                  (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

                  (g) To make generally available to its stockholders no later than 45 days following _______, 2000, an earnings statement covering the twelve-month period ending [March 31,] 2000 within the meaning of the provisions of Section 11(a) of the Act and any rules promulgated thereunder, including Rule 158 under the Act.

                  (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                  (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers'



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         obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Stockholder's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein but not including any subsequent distribution by the Underwriters and dealers, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
         (iii) all costs of printing or producing the Registration Statement and the Prospectus, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such memoranda relating thereto), such expenses and costs not to exceed an aggregate of $10,000, (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the NASDAQ, National Market System, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent or registrar, (ix) all fees and expenses in connection with the directed share program, such fees and expenses not to exceed an aggregate of $5,000 and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section 5(i). The provisions of this Section shall not supercede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves.

                  (j) To use its best efforts to list the Shares on the Nasdaq and to maintain the listing of the Shares on the NASDAQ, National Market System for a period of three years after the date of this Agreement.




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                  (k) If the Registration Statement at the time of the
         effectiveness of this Agreement does not cover all of the Shares, and the aggregate initial offering price of Additional Shares does not exceed twenty percent of the maximum aggregate offering price of the Shares set forth in the "Calculation of the Registration Fee" table included on the front cover of the Registration Statement, to transmit for filing a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) in a manner that reasonably should enable the Rule 462(b) Registration Statement to become effective by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

                  (l) the fees and expenses of the QIU (including the fees and disbursements of counsel to the QIU), not to exceed $2,500.

         SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                  (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will be transmitted for filing in a fashion that reasonably should enable the Rule 462(b) Registration Statement to become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the applicable requirements of the Act, (iii) if the Company is required to file a Rule 462(b) Registration



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         Statement after the effectiveness of this Agreement, such Rule 462(b)
         Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the applicable requirements of the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (d) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

                  (e) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the



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         issuance of such Shares will not be subject to any preemptive or similar rights.

                  (f) All of the outstanding shares of Classes A, B, C and D Preferred Stock of the Company will be converted into 7,543,817 shares of Common Stock as of the Closing Date pursuant to the Company's Third Amended and Restated Articles of Incorporation immediately prior to or simultaneously with the consummation of the public offering of the Shares.

                  (g) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as set forth in the Prospectus and except for any liens granted under the Second Amended and Restated Credit Agreement among the Company and First Union National Bank, dated as of December 30, 1998, a copy of which has been filed as an Exhibit to the Registration Statement.

                  (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which, to the knowledge of the Company, the Company or any of its subsidiaries or their respective property is bound; except for such violations, defaults or non-performances that, individually or in the aggregate, would not result in a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or



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         any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which, to the knowledge of the Company, the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency expressly applicable to the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

                  (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

                  (l) To the knowledge of the Company, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

                  (m) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and to the knowledge of the Company, no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or which results or, after notice or lapse of time or both, would result in any other impairment of the rights of the Company or its subsidiaries; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (n) To the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (o) This Agreement has been duly authorized, executed and delivered by the Company.

                  (p) Arthur Andersen LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

                  (q) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) in all material respects fairly present the information and data so set forth.

                  (r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.


                  (s) Except as set forth in the Registration Agreement dated as of April 9, 1995, as amended on August 13, 1997 (the "REGISTRATION AGREEMENT"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.


                  (t) Since January 3, 1999, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business.

                  (u) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         SECTION 7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to each Underwriter that:

                  (a) As of the date hereof, such Selling Stockholder has good title to its shares of common and/or preferred stock of the Company, to be sold by such Selling Stockholder upon conversion into Common Stock, as applicable, pursuant to this Agreement and free of all adverse claims.

                  (b) Upon the consummation of the public offering of the Shares, all of such Selling Stockholder's shares of Classes A, B, C and D Preferred Stock will have been converted, if applicable, into shares of Common Stock pursuant to the Company's Third Amended and Restated Articles of Incorporation.

                  (c) On the Closing Date, such Selling Stockholder will have good title to the Shares to be sold by such Selling Stockholder pursuant to this Agreement, free of all adverse claims.

                  (d) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and The Bank of New York, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney of such Selling Stockholder, except Clipper Capital Associates, L.P., Clipper/European Re, L.P., Clipper/Merban, L.P., Clipper Equity Partners I, L.P. and Clipper/Merchant Partners, L.P. (the "CLIPPER SELLING STOCKHOLDERS"), appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "ATTORNEYS") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "POWER OF ATTORNEY") and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

                  (e) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                  (f) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms.

                  (g) The Power of Attorney of such Selling Stockholder, if applicable, has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, but subject to any conditions or limitations set forth therein, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby or thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                  (h) Upon payment for the Shares to be sold by the Selling Stockholders as provided herein, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by Depoistory Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and on the Company's share registry in accordance with the Company's certificate of incorporation, by-laws and applicable law and as required by Section 8-401 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") and an indication from DTC by book entry that in the case of each Underwriter, the Shares being purchased by or on behalf of such Underwriter have been credited to "securities accounts" (as defined in Section 8-501 of the UCC) of such Underwriter with DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the Uniform Commercial Code ("UCC"), and (B) under Section 8-501 of the UCC, each Underwriter will acquire a valid "security entitlement" (as defined in Section 8-102 of the UCC) to the Shares being so purchased by or on behalf of such Underwriter, and, to the extent governed by the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares (or security entitlement with respect thereto) may properly be asserted against such Underwriter with respect to such security entitlement; it being understood that for the purpose of this representation and warranty, such Selling Stockholder may assume that when such payment, delivery, registration and crediting occur, (x) Cede or such other nominee is not a "securities intermediary" (as defined in Section 8-102 of the UCC), (y) registration of such Shares in the name of Cede or another nominee designated by DTC is effective to register such Shares in the name of DTC for purposes of Section 8-106 (b)(2) of the UCC, and (z) DTC is a "clearing corporation" (as defined in Section 8-102 of the UCC).

                  (i) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney, if any, of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which, to the knowledge of such Selling Stockholder, such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency expressly applicable to such Selling Stockholder or any property of such Selling Stockholder.

                  (j) The information in the Registration Statement under the caption "Principal and Selling Shareholders" which specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (k) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(j), such Selling Stockholder will immediately notify you of such change.

                  (l) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

         SECTION 8. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, prior or together with the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to the assertion of such losses, claims, damages or liabilities.

          (b) The Sellers agree to indemnify and hold harmless the QIU, its directors, its officers and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) related to, based upon or arising out of the QIU's activities as QIU under its engagement pursuant to Section 2 hereof, except insofar as any such losses, claims, damages, liabilities or judgments are found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted solely from the willful misconduct or gross negligence of the QIU. Notwithstanding the foregoing, the indemnification provided by this Section 8(b) relates only to the activities of DLJ as the QIU that it would not otherwise have been engaged in but for its engagement as QIU pursuant to Section 2 hereof.

         (c) The Selling Shareholders identified in Schedule II (referred to each as a "MANAGEMENT SELLING SHAREHOLDER"), severally and not jointly, agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, prior or together with the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. Notwithstanding the foregoing, (i) the liability of each Management Selling Stockholder pursuant to this Section 8(c) shall be limited to an amount equal to the total net proceeds (after deducting underwriting discounts and commissions and expenses) received by such Management Selling Stockholder from the Underwriters for the sale of the Shares sold by such Management Selling Stockholder hereunder and (ii) the Management Selling Stockholders shall not be required to honor any demand for indemnity from any Underwriter pursuant to this Section 8 unless, prior to the making of such demand by the Underwriter, such Underwriter shall have delivered a written demand to the Company seeking indemnity and the Company shall have failed to perform its obligations in respect thereof pursuant to this Section 8 and such failure shall have continued for a period of 90 days.

         (d) The Selling Stockholders who are listed in Schedule III (referred to herein as the "NON-MANAGEMENT SELLING STOCKHOLDERS"), severally and not jointly, agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, prior or together with the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. Notwithstanding the foregoing, (i) the liability of each Non-Management Selling Stockholder pursuant to this Section 8(d) shall be limited to an amount equal to the total net proceeds (after deducting underwriting discounts and commissions and expenses) received by such Stockholder from the Underwriters for the sale of the Shares sold by such

Stockholder hereunder, (ii) each of the Non-Management Selling Stockholders will be liable in any such case only to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement in or omission or alleged omission from any such document is in reliance upon and in conformity with written information relating to such Non-Management Selling Stockholder, furnished to the Company by such Non-Management Selling Stockholder specifically for use therein, and (iii) the Non-Management Selling Stockholders shall not be required to honor any demand for indemnity from any Underwriter pursuant to this Section 8 unless, prior to the making of such demand by the Underwriter, such Underwriter shall have delivered a written demand to the Company seeking indemnity and the Company shall have failed to perform its obligations in respect thereof pursuant to this
Section 8 and such failure shall have continued for a period of 90 days.

          (e) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

          (f) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8 (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify each person against whom such indemnity is being sought (each, an "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to any of Sections 8(a), 8(b), 8(c) or 8(d) and pursuant to Section 8(e), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(f), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by each indemnifying party, (ii) each indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and an indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying parties shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred; provided, that if the QIU has designated a separate firm of attorneys pursuant to Section 8(g) for any such action or actions, then DLJ will not designate an additional, separate firm of attorneys (for local counsel) pursuant to this Section 8(f). In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Clipper Selling Stockholders and such control persons of any Clipper Selling Stockholders, said firm shall be designated in writing by The Clipper Group, L.P. In the case of any such separate firm for the Selling Stockholders, other than Clipper Selling Stockholders, and such control persons of such Selling Stockholders, such firm shall be designated in writing by the Attorneys. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or reasonably could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (g) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to paragraph (b) of this
Section 8 (the "QIU INDEMNIFIED PARTY"), the QIU Indemnified Party shall promptly notify the Sellers in writing and the Sellers shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the QIU Indemnified Party and the payment of all fees and expenses of such counsel, as incurred. Any QIU Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the QIU Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Sellers, (ii) the Sellers shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the QIU Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the QIU Indemnified Party and the Sellers, and the QIU Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Sellers (in which case the Sellers shall not have the right to assume the defense of such action on behalf of the QIU Indemnified Party). In any such case, the Sellers shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all QIU Indemnified Parties, which firm shall be designated by the QIU, and all such fees and expenses shall be reimbursed as they are incurred; provided, that if DLJ has designated a separate firm of attorneys pursuant to Section 8(f) for any such action or actions, then DLJ will not designate an additional, separate firm of attorneys (or local counsel) pursuant to this Section 8(g). The Sellers shall indemnify and hold harmless the QIU Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent. The Sellers shall not, without the prior written consent of the QIU Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the QIU Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the QUI Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the QIU Indemnified Party.

          (h) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(h)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(h)(i) above but also the relative fault of the respective Sellers and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the respective Sellers and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by each such Seller, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the respective Sellers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Management Selling Stockholders, the Non-Management Selling Stockholders, or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(h) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(h) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         Notwithstanding anything in this Section 8 to the contrary, the aggregate liability of each Selling Stockholder to the Underwriters (including the QUI), their directors, their officers and the persons who control one or more of the Underwriters within the meaning of Section 15 of the Act of Section 20 if the Exchange Act, pursuant to this Section 8 shall be limited to the net proceeds (after deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the sale of the Shares by such Selling Stockholder hereunder. In addition, no Selling Stockholder shall be required to make any payment to any Underwriter or any other person under this Section 8 until such time as such Underwriter or such other person has asserted a demand against the Company and the Company shall have failed to make such payment within a reasonable time pursuant to the provisions of Section 8.

          (i) To the extent the indemnification provided for in this Section 8 is unavailable to a QIU Indemnified Party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then the Company, in lieu of indemnifying such QIU Indemnified Party, shall contribute to the amount paid or payable by such QIU Indemnified Party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the QIU in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the QIU shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company as set forth in the table on the cover page of the Prospectus, and the fee received by the QIU pursuant to Section 2 hereof, bear to the sum of such total net proceeds. The relative fault of the Company and the QIU shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the company or the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and whether the QIU's activities as QIU under its engagement pursuant to Section 2 hereof involved any willful misconduct or gross negligence on the part of the QIU.

         The Company and the QIU agree that it would not be just and equitable if contribution pursuant to this Section 8(i) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a QIU Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such QIU Indemnified Party in connection with investigating or defending any matter that could have given rise to such losses, claims, damages, liabilities or judgments. In no event shall any QIU Indemnified Party be required to contribute in the aggregate an amount exceeding the fee received by DLJ pursuant to Section 2 hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (j) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party or to any QIU Indemnified Party at law or in equity, provided that the aggregate liability of a Selling Stockholder to the Underwriters (including the QUI), their directors, their officers and the persons who control one or more of the Underwriters, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, pursuant to this Section 8 and such rights or remedies shall be limited to the net proceeds (after deducting underwriting discounts and commissions) received by such Selling Stockholders from the sale of the Shares by such Selling Stockholders hereunder. In addition, no rights or remedies may be asserted against a Selling Stockholder by any Underwriter or any such director, officer or control person until such time as such Underwriter, director, officer or control person has asserted a claim for payment against the Company and such claim cannot be satisfied by the Company.

          (k) Each Selling Stockholder, except the Clipper Selling Stockholders, hereby designates David's Bridal, Inc., 44 W. Lancaster Avenue, Suite 280, Ardmore, PA 19004, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the City of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each such Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in Section 11 hereof.

          (l) Each Clipper Selling Stockholder hereby designates Clipper Capital Associates, Inc., 650 Madison Avenue, 9th floor, New York, NY 10022, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the City of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each such Clipper Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Clipper Selling Stockholder, at the address for notices specified in Section 11 hereof.

         SECTION 9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                  (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Steven H. Erlbaum, Robert D. Huth and Edward S. Wozniak, in their capacities as the Chairman, the Chief Executive Officer and President, and Chief Financial Officer of the Company, confirming to their knowledge, the matters set forth in Sections 6(t), 9(a) and 9(b) and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied in all material respects by the Company on or prior to the Closing Date.

                  (d) Since January 3, 1999, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent other than in the ordinary course of business, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your reasonable judgment, is so material and adverse as to make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Stockholder (or their attorney-in-fact) to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

                  (f) You shall have received on the Closing Date an opinion reasonably satisfactory to you and counsel for the Underwriters, dated the Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Company and the Selling Stockholders (except the Clipper Selling Stockholders, Adwood/Kafry and Michael Moore), to the effect set forth in Exhibit A.

                The opinion of Morgan, Lewis & Bockius LLP described in Section
              9(f) above and set forth in Exhibit B shall be rendered to you at the request of the Company and the Selling Stockholders and shall so state therein.

                  (g) You shall have received on the Closing Date an opinion reasonably satisfactory to you and counsel for the Underwriters, dated the Closing Date, of Kirkland & Ellis, counsel to the Clipper Selling Stockholders, to the effect set forth in Exhibit B.

                  (h) You shall have received on the Closing Date an opinion reasonably satisfactory to you and counsel for the Underwriters dated the Closing Date, of Steve Antal, general counsel for First Union Corporation, to the effect set forth in Exhibit D.

                  (i) You shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk & Wardwell, counsel for the Underwriters, as to the matters referred to in Exhibit A, Sections
         (iv), (v) (but only with respect to the Company), (ix) (but only with respect to the statements under the caption "Underwriting") and (xv).

                  (j) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, reasonable to you, from Arthur Andersen LLP, independent public accountants, containing the information and statements as set forth in Exhibit C with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (k) The Company shall have delivered to you the agreements specified in the last sentence of Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

                  (l) The Shares shall have been duly listed, subject to notice of issuance, on the NASDAQ, National Market System.

                  (m) The Company and the Selling Stockholders shall not have failed on or prior to the Closing Date to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

                  (n) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

         SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is so material and adverse as to make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, or New York state government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Stockholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         SECTION 11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to David's Bridal, Inc., 44 West Lancaster Avenue, Suite 250, Ardmore, Pennsylvania 19003,
(ii) if to the Clipper Selling Stockholders, to Clipper Capital Associates, Inc., 650 Madison Avenue, 9th floor, New York, NY 10022, with a copy to Kirkland & Ellis, att: Stephen L. Ritchie, 200 East Randolph Drive, Chicago, Illinois 60601, (iii) if to the other Selling Stockholders, to Steven H. Erlbaum and Robert D. Huth c/o David's Bridal, Inc., 44 West Lancaster Avenue, Suite 250, Ardmore, PA 19003 and (iv) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, any QIU Indemnified Party, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10 or breach of this Agreement by any Underwriter), the non-delivering Sellers agree, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Sellers also agree, jointly and severally, to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof); provided that the adjudication of such rights is determined by a court of competent jurisdiction, not subject to further review and appeal, and the Underwriter involved in such a dispute is the prevailing party.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, QIU Indemnified Parties, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                   Very truly yours,

                                   DAVID'S BRIDAL, INC.


                                   By:
                                      -----------------------------------------
                                         Title:


                                   CLIPPER/MERCHANT PARTNERS, L.P.

                                         By: Clipper Capital Associates, L.P.
                                         Its: General Partner

                                         By: Clipper Capital Associates, Inc.
                                         Its: General Partner

                                   By:
                                      -----------------------------------------
                                         Eugene P. Lynch
                                         Its:
                                             ----------------------------------


                                   CLIPPER EQUITY PARTNERS I, L.P.

                                         By: Clipper Capital Associates, L.P.
                                         Its: General Partner

                                         By: Clipper Capital Associates, Inc.
                                         Its: General Partner

                                   By:
                                      -----------------------------------------
                                         Eugene P. Lynch
                                         Its:
                                             ----------------------------------

                                   CLIPPER/MERBAN, L.P.

                                         By: Clipper Capital Associates, L.P.
                                         Its: General Partner

                                         By: Clipper Capital Associates, Inc.
                                         Its: General Partner

                                   By:
                                      -----------------------------------------
                                         Eugene P. Lynch
                                         Its:
                                             ----------------------------------


                                   CLIPPER CAPITAL ASSOCIATES, L.P.

                                         By: Clipper Capital Associates, Inc.
                                         Its: General Partner

                                   By:
                                      -----------------------------------------
                                         Eugene P. Lynch
                                         Its:
                                             ----------------------------------


                                   CLIPPER/EUROPEAN RE, L.P.

                                         By: Clipper Capital Associates, L.P.
                                         Its: Investment General Partner

                                         By: Clipper Capital Associates, Inc.
                                         Its: General Partner

                                   By:
                                      -----------------------------------------
                                         Eugene P. Lynch
                                         Its:
                                             ----------------------------------

                                   THE SELLING STOCKHOLDERS
                                         NAMED IN SCHEDULE II AND III
                                         HERETO, ACTING SEVERALLY
                                         (EXCEPT FOR THE CLIPPER
                                         SELLING STOCKHOLDERS)



                                   By:
                                      -----------------------------------------
                                         Steven H. Erlbaum
                                         Attorney-in-fact

                                   By:
                                      -----------------------------------------
                                         Robert D. Huth
                                         Attorney-in-fact

DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION
LEGG MASON WOOD WALKER,
INCORPORATED


Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:   DONALDSON, LUFKIN & JENRETTE
               SECURITIES CORPORATION



By:
   ---------------------------------------
      Steve Puccinelli
      Title:   Managing Director

                                   SCHEDULE I




                                                                NUMBER OF FIRM SHARES
UNDERWRITERS                                                       TO BE PURCHASED
------------                                                    ---------------------
Donaldson, Lufkin & Jenrette Securities
             Corporation
Legg Mason Wood Walker, Incorporated




                                                                      ---------
        Total                                                         8,000,000
                                                                      =========

                                                                     SCHEDULE II


                         MANAGEMENT SELLING STOCKHOLDERS




                                                                             NUMBER OF
                                       NUMBER OF FIRM                    ADDITIONAL SHARES
NAME                                  SHARES BEING SOLD                      BEING SOLD
----                                  -----------------                      ----------
Steven H. Erlbaum                         1,205,427                           165,600
Philip Youtie                               339,476                            46,636
Gary E. Erlbaum                             509,018                            69,928
Michael C. Erlbaum                          147,810                            40,305
Robert D. Huth                               96,775                            13,294
Steven J. Sidewater                          17,743                             2,417
                                          ---------                           -------
        Total                             2,316,249                           338,180
                                          =========                           =======

                                                                    SCHEDULE III


                       NON-MANAGEMENT SELLING STOCKHOLDERS




                                                                                           NUMBER OF
                                                         NUMBER OF FIRM                    ADDITIONAL
NAME                                                    SHARES BEING SOLD               SHARES BEING SOLD
----                                                    -----------------               -----------------
Clipper Equity Partners I, L.P.                              529,460                          72,738
Clipper Capital Associates, L.P.                             163,296                          22,433
Clipper/Merchant Partners, L.P.                              705,946                          96,981
Clipper/European Re, L.P.                                    352,973                          48,491
Clipper/Merban, L.P.                                         705,946                          96,981
The Vederman Family Partnership                              206,004                          28,300
Jon Erlbaum                                                   18,207                           2,501
Marc Erlbaum                                                  18,207                           2,501
Daniel Erlbaum                                                18,207                           2,501
Michael Moore                                                 38,938                           5,349
Shelly Shapiro                                                48,627                           6,680
Mordechai Kafry                                               60,567                           8,320
First Union Corporation                                      194,753                          26,754
Michael Erlbaum and Gary                                      83,692                          11,497
Erlbaum as Trustees under
the Agreement of Trust of
S.H. Erlbaum
Addwood Limited                                               89,540                          12,300

Eileen Rae Winkler Youtie,                                    24,333                           3,342
Custodian for Haleigh R.
Youtie
Eileen Rae Winkler Youtie,                                    29,608                           4,067
Custodian for Maxwell Evan
Youtie
Andrew Taussig                                                48,387                           6,647
Erlbaum Family L.P.                                           74,694                          10,261
Haleigh Youtie, PY as                                          3,194                             338
custodian
Maxwell Youtie, PY as                                            454                              62
custodian
MCE Family Limited                                            66,741                           9,168
Partnership
Retained Annuity Trust of                                     79,530                          10,925
S.Sidewater
SPWJ Associates, L.P.                                         79,530                          10,925
Adam Erlbaum, Gary and                                       194,731                          26,751
Michael Erlbaum as Trustees
Wendy Sidewater Trust                                         14,591                           2,004
Peter Sidewater Trust                                         14,591                           2,004
Nancy Sidewater Trust                                        206,004                          28,300
                                                           ---------                         -------
Total                                                      4,070,751                         559,121
                                                           =========                         =======

                                     ANNEX I
                           PARTIES TO EXECUTE LOCK UPS

Steven H. Erlbaum                       Eileen Rae Winkler Youtie,
                                        Custodian for Haleigh R. Youtie
Philip Youtie
                                        Eileen Rae Winkler Youtie,
Gary E. Erlbaum                         Custodian for Maxwell Evan Youtie

Michael C. Erlbaum                      Andrew Taussig

Robert D. Huth                          Erlbaum Family L.P.

Steven J. Sidewater                     Haleigh Youtie, PY as custodian

Edward S. Wozniak                       Maxwell Youtie, PY as custodian

Susan Zeitz                             MCE Family Limited Partnership

Fred A. Postelle                        Retained Annuity Trust of
                                        S.Sidewater
Marlene Karp
                                        SPWJ Associates, L.P.
Kathy L. Kennedy
                                        Adam Erlbaum, Gary and
Eugene P. Lynch                         Michael Erlbaum as Trustees

Robert B. Calhoun, Jr.                  Wendy Sidewater Trust

Clipper/Merchant Partners, L.P.         Peter Sidewater Trust

Clipper Equity Partners I, L.P.         Nancy Sidewater Trust

Clipper/Merban, L.P.                    Daniel Erlbaum

Clipper Capital Associates, L.P.        Michael Moore

Clipper/European Re, L.P.               Shelly Shapiro

The Vederman Family Partnership         Mordechai Kafry

Jon Erlbaum                             First Union Corporation

Marc Erlbaum

                                                                         ANNEX I
                                                                     (continued)


Michael Erlbaum and Gary                Addwood Limited
Erlbaum as Trustees under
the Agreement of Trust
of S.H. Erlbaum

                                                                       EXHIBIT A

         Form of opinion from Morgan, Lewis & Bockius LLP, counsel for the Company and the Selling Stockholders (except for the Clipper Selling Stockholders and First Union Corporation), will include the following:

                  (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Florida and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                  (ii) all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any statutory preemptive or, to such counsel's knowledge, similar rights;

                  (iii) the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory preemptive or, to such counsel's knowledge, similar rights;

                  (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                  (v) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                  (vi) based on the oral advisement of a member of the staff of the Commission, the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to such counsel's knowledge, pending before the Commission;

                  (vii) the statements under the captions "Stock Option Plan", "Shares Eligible for Future Sale", and "Description of Capital Stock" in the Prospectus and Item 14 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                  (viii) the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation by the Company of the transactions contemplated hereby will not (A) require any material consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states),
         (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or to such counsel's knowledge, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party, (C) to such counsel's knowledge, violate or conflict with any applicable law or any rule, regulation, or any judgment, order or decree of any court or any governmental body or agency expressly applicable to the Company, any of its subsidiaries or their respective property;

                  (iv) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                  (x) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (xi) to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement except as set forth in the Registration Agreement dated as of June 9, 1995, as amended on August 15, 1997.

                  (xii) the Registration Statement and the Prospectus and any supplement thereto (except for the financial statements and other financial and statistical data included therein as to which no opinion need be expressed) comply as to form in all material respects with the Act; and

                  (xiii) upon payment pursuant to the Underwriting Agreement for the Shares to be sold by the Selling Stockholders (except the Clipper Selling Stockholders and First Union Corporation) pursuant thereto, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee as may be designated by DTC on the Company's share registry in accordance with the Company's certificate of incorporation, bylaws and applicable law and as required by Section 8-401 of the Uniform Commercial Code as in effect in the State of New York ("UCC") and an indication from DTC by book entry that in the case of each Underwriter the Shares being purchased by or on behalf of such Underwriter have been credited to "securities accounts" (as defined in Section 8-501 of the UCC) of such Underwriter with DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Shares): (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, and (B) under
         Section 8-501 of the UCC, each Underwriter will acquire a valid "security entitlement" (as defined in Section 8-102 of the UCC) to the Shares being so purchased by or on behalf of such Underwriter, and, to the extent governed by the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares (or security entitlement with respect thereto) may properly be asserted against such Underwriter with respect to such security entitlement; provided that the Underwriters do not have notice of such adverse claims within the meaning of Section 8-105 of the UCC, and it being understood that for the purpose of this opinion, such counsel has assumed without independent verification, that the UCC is the law applicable to the sale of the Shares and that when such payment, delivery, registration and crediting occur, (x) Cede or such other nominee is not a "security intermediary" (as defined in Section 8-102 of the UCC), (y) registration of such Shares in the name of Cede or another nominee designated by DTC is effective to register such Shares in the name of DTC for purposes of Section 8-106 (b)(2) of the UCC and (z) DTC is a "clearing corporation" (as defined in Section 8-102 of the UCC).

         In addition, such counsel has participated in conferences with representatives of the Underwriters, officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the prospectus and related matters discussed and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality on the factual representations of, and discussions with, officers and other representatives of the Company), no facts have come to such counsel's attention which cause such counsel to believe that (i) the Registration Statement, as of the time it became effective under Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of the date thereof and as of the Closing Date, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that such counsel expresses no comment with respect to the financial statements and notes thereto, financial schedules, and other financial and statistical information contained in the Prospectus.

         The foregoing opinions are limited to the federal laws of the United States, the laws of the Commonwealth of Pennsylvania, and the Florida Business Corporation Act. Such counsel's opinions in paragraph (ii) regarding the validity of all issued shares of capital stock of the Company is based in part on such counsel's assumption that the stock books of the Company provided to such counsel document all issuances of capital stock of the Company since the dates of its incorporation. No facts have come to such counsel's attention that cause such counsel to believe that such assumption is not correct. In addition, such counsel's opinion expressed in paragraph (i) above as to the existence in good standing of the Company is based solely on a certificate of good standing issued by the Secretary of State of the State of Florida, and has the meaning imparted by such certificate.

         In rendering the foregoing opinions and advisements, whenever a statement, opinion or advisement set forth therein is qualified to "our knowledge," or any similar phrase, it is intended to indicate that, during the course of such counsel's representation of the Company in the subject transaction, no information that would give such counsel current actual knowledge of the inaccuracy of such statement, opinion or advisement has come to the attention of those attorneys of such counsel who have rendered legal services in connection with the preparation of the Registration Statement and Prospectus. However, such counsel has not undertaken any independent investigation to determine the accuracy of such statement, opinion or advisement and no inference as to such counsel's knowledge of any matters bearing on the accuracy of any such statement, opinion or advisement should be drawn from the fact of such counsel's representation of the Company.

                                                                       EXHIBIT B


         Form of opinion from Kirkland & Ellis, counsel for The Clipper Group L.P., will include the following:

                  (i) Each of Clipper Capital Associates, L.P., Clipper European Re, L.P., Clipper/Merban, L.P., Clipper Equity Partners I, L.P., and Clipper/Merchant Partners, L.P. is a limited partnership existing and in good standing under the __________ Act.

                  (ii) the General Partner of each of the Clipper Selling Stockholders has adopted by requisite vote the resolutions necessary to authorize such Clipper Selling Stockholder's execution, delivery and performance of the Underwriting Agreement. Each of the Clipper Selling Stockholders has duly executed and delivered the Underwriting Agreement and a Custody Agreement.

                  (iii) Each of the Clipper Selling Stockholders has the partnership power to enter into the Underwriting Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Clipper Shares to be sold by such Clipper Selling Stockholder in the manner provided in the Underwriting Agreement.

                  (iv) Each Custody Agreement executed by a Clipper Selling Stockholder is a valid and binding obligation of such Clipper Selling Stockholder and (assuming the due authorization, execution and delivery thereof by the other parties thereto) is enforceable against such Clipper Selling Stockholder in accordance with its terms.

                  (v) Upon the Underwriters' payment to the Clipper Selling Stockholders of the purchase price specified in the Underwriting Agreement, assuming that (i) the Clipper Shares to be sold by each Clipper Selling Stockholder are registered securities in certificated form and not held in any securities account or by or through a securities intermediary within the meaning of the Uniform Commercial Code as adopted by the State of New York (the "NYUCC"), (ii) the certificate or certificates representing the Clipper Shares to be sold by each such Clipper Selling Stockholder pursuant to the Underwriting Agreement have been effectively endorsed in blank in accordance with the NYUCC, (iii) the transfer agent, in its capacity as custodian for the Underwriters, is not acting as a securities intermediary, (iv) Cede & Co. is acting as DTC's nominee and is not a securities intermediary and (v) DTC has no notice of any adverse claim to the Clipper Shares, then, by delivery of such certificate or certificates to the Underwriters, each Underwriter will be a "protected purchaser" of the Clipper Shares to be purchased (within the meaning of Section 8-303 of the NYUCC) and will acquire its interest in such Clipper Shares (including, without limitation, all rights that such Clipper Selling Stockholder had or has the power to transfer in such Clipper Shares) free of any adverse claim (assuming the Underwriters are without notice of any adverse claim).

                  (vi) None of the Clipper Selling Stockholders were required to obtain any consent, approval, authorization or order of or from any governmental agency or body for the sale of the Clipper Shares being sold by such Clipper Selling Stockholder or the consummation of the transactions contemplated by the Underwriting Agreement, or the Custody Agreement to which such Clipper Selling Stockholder is a party, except for the order by the Commission declaring the Registration Statement effective, and except registration of such Clipper Shares under the Securities Act and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of such Clipper Shares by the Underwriters.

                  (vii) the execution, delivery and performance of the Underwriting Agreement and the Custody Agreement by each Clipper Selling Stockholder and the sale of the Clipper Shares to you in accordance with the Underwriting Agreement do not (A) violate the [partnership agreement] of such Clipper Selling Stockholder or (B) constitute a violation by such Clipper Selling Stockholder of any applicable provision of any law, statute or regulation (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provision in the Underwriting Agreement would be permitted).

                                                                       EXHIBIT C

         Form of comfort letter from Arthur Andersen LLP, independent public accountants, will contain the following information and statements with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus:

                  (i) that in their opinion the financial statements examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC;

                  (ii) that they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statement;

                  (iii) that on the basis of the review referred to in clause
         (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                       (A) the unaudited financial statements included in the
                  Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                       (B) at the date of the latest available balance sheet
                  read by such accountants, or at a subsequent specified date not more than [five] business days prior to the date of this Agreement, there was any change in the capital stock or any increase in long-term debt or decrease in consolidated Stockholders' equity of the Company; or

                       (C) for the period from the latest income statement
                  included in the Prospectus to the date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year included in the Prospectus, in consolidated net sales or net operating income;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (iv) for specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement, they have performed additional procedures, as detailed in the tickmarks contained in such letter, noting agreement except as otherwise specified in such letter.

                                                                       EXHIBIT D

         Form of opinion of counsel for First Union Corporation

         Form of opinion from Steve Antal, general counsel for First Union Corporation (the "CORPORATION"), will include the following:

                  (i) the Corporation has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of [ ];

                  (ii) this Agreement has been duly authorized, executed and delivered by the Corporation;

                  (iii) immediately prior to the sale of Shares to be sold by the Corporation under this Agreement, the Corporation was the sole registered owner of the Shares to be sold under this Agreement, and the certificates evidencing all of such Shares bore no restrictive legends other than legends relating to limitations on transferability under Federal and state securities laws;

                  (iv) the Corporation has full legal right and capacity to enter into this Agreement and the Custody Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided herein and therein;

                  (v) the Custody Agreement is a valid and binding agreement of the Corporation enforceable in accordance with its terms;

                  (vi) the Power of Attorney is a valid and binding instrument of the Corporation enforceable in accordance with its terms;

                  (vii) upon delivery of and payment for the Shares to be sold by the Corporation pursuant to this Agreement, good title to such Shares will pass to the Underwriters, free of all adverse claims; and

                  (viii) the execution, delivery and performance of this Agreement, the Custody Agreement and Power of Attorney by the Corporation, the compliance by the Corporation with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency, (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the partnership agreement of the Corporation,
         (C) violate or conflict with any applicable law or any rule, regulation, or any judgment, order or decree of any court or any governmental body or agency expressly applicable to the Corporation.